Exhibit 3.1

Company No.: 241654

FOURTH AMENDED AND RESTATED

MEMORANDUM AND

ARTICLES OF ASSOCIATION

OF

WEIBO CORPORATION

(adopted by Special Resolution passed on
May 24, 2023)

Incorporated on the 7th day of June 2010

INCORPORATED IN THE CAYMAN ISLANDS

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

FOURTH AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

WEIBO CORPORATION

(adopted by Special Resolution passed on
May 24, 2023)

1.	The name of the Company is Weibo Corporation.

2.	The Registered Office of the Company shall be at the offices of Vistra (Cayman) Limited P.O. Box 31119 Grand Pavilion Hibiscus Way, 802 West Bay Road Grand Cayman, KY1-1205, Cayman Islands or at such other place as the Directors may from time to time decide.

3.	The objects for which the Company is established are unrestricted and shall include, but without limitation, the following:

(a)	To carry on the business of an investment company and to act as promoters and entrepreneurs and to carry on business as financiers, capitalists, concessionaires, merchants, brokers, traders, dealers, agents, importers and exporters and to undertake and carry on and execute all kinds of investment, financial, commercial, mercantile, trading and other operations.

(b)	To carry on whether as principals, agents or otherwise howsoever the business of realtors, developers, consultants, estate agents or managers, builders, contractors, engineers, manufacturers, dealers in or vendors of all types of property including services.

(c)	To exercise and enforce all rights and powers conferred by or incidental to the ownership of any shares, stock, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof, to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.

(d)	To purchase or otherwise acquire, to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, dispose of and deal with real and personal property and rights of all kinds and, in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licences, stocks, shares, bonds, policies, book debts, business concerns, undertakings, claims, privileges and choses in action of all kinds.

(e)	To subscribe for, conditionally or unconditionally, to underwrite, issue on commission or otherwise, take, hold, deal in and convert stocks, shares and securities of all kinds and to enter into partnership or into any arrangement for sharing profits, reciprocal concessions or cooperation with any person or company and to promote and aid in promoting, to constitute, form or organise any company, syndicate or partnership of any kind, for the purpose of acquiring and undertaking any property and liabilities of the Company or of advancing, directly or indirectly, the objects of the Company or for any other purpose which the Company may think expedient.

(f)	To stand surety for or to guarantee, support or secure the performance of all or any of the obligations of any person, firm or company whether or not related or affiliated to the Company in any manner and whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital or by any such method and whether or not the Company shall receive valuable consideration thereof.

(g)	To engage in or carry on any other lawful trade, business or enterprise which may at any time appear to the Directors of the Company capable of being conveniently carried on in conjunction with any of the aforementioned businesses or activities or which may appear to the Directors or the Company likely to be profitable to the Company.

In the interpretation of this Memorandum in general, and of this Clause 3 in particular, no object, business or power specified or mentioned shall be limited or restricted by reference to or inference from any other object, business or power, or the name of the Company, or by the juxtaposition of two or more objects, businesses or powers and that, in the event of any ambiguity in this clause or elsewhere in this Memorandum, the same shall be resolved by such interpretation and construction as will widen and enlarge and not restrict the objects, businesses and powers of and exercisable by the Company.

4.	Except as prohibited or limited by the Companies Act, the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon.

5.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

6.	The share capital of the Company is the aggregate of US$600,000 divided into (i) 1,800,000,000 Class A ordinary shares of a par value of US$0.00025 each; (ii) 200,000,000 Class B ordinary shares of a par value of US$0.00025 each; and (iii) 400,000,000 shares of a par value of US$0.00025 each of such class or classes (however designated) as the Board may determine in accordance with Article 3 of the Articles. The Company shall have the power to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Act, this Memorandum and the Articles and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

7.	If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 174 of the Companies Act and, subject to the provisions of the Companies Act and the Articles of the Company, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

8.	Capitalised terms used in this Memorandum and not defined herein shall have the meanings set out in the Articles.

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

FOURTH AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

WEIBO CORPORATION

(adopted by Special Resolution passed on
May 24, 2023)

TABLE A

EXCLUSION OF TABLE A

The regulations contained in Table A in the First Schedule to the Companies Act shall not apply to the Company.

INTERPRETATION

DEFINITIONS

1.	The marginal notes to these Articles shall not affect the interpretation hereof. In these Articles, unless there be something in the subject or context inconsistent therewith:

ADS	“ADS” shall mean an American depositary share, each representing a certain number of Class A Ordinary Shares, which is listed on the Designated Stock Exchange;

AFFILIATE	“Affiliate” with respect to any person, shall mean another person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person. With respect to a natural person, “Affiliate” shall also mean such person’s spouse, parents, children and siblings, whether by blood, marriage or adoption or anyone residing in such person’s home;

AUDIT COMMITTEE	“Audit Committee” shall mean the audit and compliance committee of the Company formed by the Board, or any successor audit committee.

THESE ARTICLES	“these Articles” or the “the Articles” shall mean the Articles of Association of the Company as amended and/or restated from time to time;

AUDITORS	“Auditors” shall mean the persons appointed by the Company from time to time to perform the duties of auditors of the Company;

BOARD	“Board” shall mean the majority of the Directors present and voting at a meeting of Directors at which a quorum is present;

BRANCH REGISTER	“branch register” shall mean any branch register of members of the Company of such category or categories of members as the Company may from time to time determine;

CAPITAL	“capital” shall mean the share capital from time to time of the Company;

CLASS A ORDINARY SHARES	“Class A Ordinary Shares” shall mean class A ordinary shares of par value US$0.00025 each of the Company having the rights set out in these Articles;

CLASS B ORDINARY SHARES	“Class B Ordinary Shares” shall mean class B ordinary shares of par value US$0.00025 each of the Company having the rights set out in these Articles;

THE CHAIRMAN	“the Chairman” shall mean the chairman presiding at any meeting of members or of the Board;

CLEARING HOUSE	“clearing house” shall mean a clearing house recognised by the laws of the jurisdiction in which the shares of the Company (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction, and shall include the Hong Kong Securities Clearing Corporation;

COMMUNICATION FACILITIES	“ Communication Facilities” shall mean video, video-conferencing, internet or online conferencing applications, telephone or tele-conferencing and/or any other video-communication, internet or online conferencing application or telecommunications facilities by means of which all Persons participating in a meeting are capable of hearing and be heard by each other;

THE COMPANIES ACT/THE ACT	“the Companies Act” or “the Act” shall mean the Companies Act (As Revised) of the Cayman Islands and any amendments thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor;

THE COMPANY	“ the Company” or “ this Company” shall mean Weibo Corporation;

COMPANY’S WEBSITE	“Company’s Website” shall mean the website of the Company, the address or domain name of which has been notified to members;

CONVERSION DATE	“Conversion Date” in respect of a Conversion Notice shall mean the day on which that Conversion Notice is delivered or deemed to be delivered;

CONVERSION NOTICE	“Conversion Notice” shall mean a written notice delivered or deemed to be delivered to the Company at its office stating that a holder of Class B Ordinary Shares elects to convert the number of Class B Ordinary Shares specified therein pursuant to Article 5;

CONVERSION RIGHT	“Conversion Right” in respect of a Class B Ordinary Share shall mean the right of its holder, subject to the provisions of these Articles and to any applicable fiscal or other laws or regulations including the Act, to convert each of its Class B Ordinary Shares, into one Class A Ordinary Share;

DEPOSITORY	“Depository” shall mean a depository recognised by the laws of the jurisdiction in which the shares or ADSs of the Company are listed or quoted on Designated Stock Exchange;

DESIGNATED STOCK EXCHANGE	“Designated Stock Exchange” shall mean the stock exchange on which the Company’s ADSs or Shares are listed for trading;

DIRECTORS	“Directors” shall mean the directors from time to time of the Company;

DIVIDEND	“dividend” shall include bonus dividends and distributions permitted by the Act to be categorised as dividends;

ELECTRONIC RECORD	“Electronic Record” shall have the same meaning ascribed to such term in the Electronic Transactions Act;

ELECTRONIC TRANSACTIONS ACT	“Electronic Transactions Act” shall mean the Electronic Transactions Act (As Revised) of the Cayman Islands, and any amendments thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor;

FOUNDER	“Founder” shall mean Mr.Charles Chao;

FOUNDER’S AFFILIATE	“Founder’s Affiliate” shall mean:

(a)	a partnership of which the Founder is a partner and the terms of which shall expressly specify that the voting rights attached to any and all of the shares held by such limited partnership shall be controlled by the Founder;

(b)	a trust of which the Founder must in substance retain an element of control of the trust; or

(c)	a private company or other vehicle controlled by the Founder or by a trust referred to in paragraph (b) above;

HONG KONG	“ Hong Kong ” shall mean the Hong Kong Special Administrative Region of the People’s Republic of China;

MEMBER	“member” means any person who is duly registered as the holder from time to time of Shares in the register, including persons who are jointly so registered;

MEMORANDUM/MEMORANDUM OF ASSOCIATION	“this Memorandum” or “the Memorandum” or “Memorandum of Association” shall mean the Memorandum of Association of the Company, as amended and or restated from time to time;

MONTH	“month” shall mean a calendar month;

ORDINARY RESOLUTION	“ordinary resolution” shall mean a resolution passed by a simple majority of the votes of such members of the Company as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorised representatives, at a general meeting held in accordance with these Articles and includes an ordinary resolution passed pursuant to Article 82;

ORDINARY SHARES	“Ordinary Shares” shall mean Class A Ordinary Shares and Class B Ordinary Shares, collectively or any of them;

PERSON	“Person” shall mean any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires;

PRESENT	“Present” shall mean, in respect of any Person, such Person’s presence at a general meeting of members, which may be satisfied by means of such Person or, if a corporation or other non-natural Person, its duly authorised representative (or, in the case of any member, a proxy which has been validly appointed by such member in accordance with these Articles), being:

(a)	physically present at the meeting; or

(b)	in the case of any meeting at which Communication Facilities are permitted in accordance with these Articles, including any Virtual Meeting, connected by means of the use of such Communication Facilities;

PRINCIPAL REGISTER	“principal register” shall mean the principal register of members of the Company maintained at such place within or outside the Cayman Islands as the Board shall determine from time to time;

PUBLISHED IN THE NEWSPAPERS	“published in the newspapers” means published as a paid advertisement in English in at least one English language newspaper and in Chinese in at least one Chinese language newspaper;

REGISTER OF MEMBERS/ REGISTER	“the Register of Members” or the “Register” shall mean the principal register and any branch register(s) of members;

SEAL	“seal” shall include the common seal of the Company, the securities seal or any duplicate seal adopted by the Company pursuant to Article 132;

SECRETARY	“Secretary” shall mean the person appointed as company secretary by the Board from time to time;

SHARES	“shares” shall mean a share in the capital of the Company. All references to “shares” shall be deemed to be shares of any or all classes as the context may require. For the avoidance of doubt, in these Articles the expression “share” shall include a fraction of a share;

SPECIAL RESOLUTION	“special resolution” shall have the same meaning as ascribed thereto in the Act and shall include a unanimous written resolution of all members: for this purpose, the requisite majority shall be not less than two-thirds of the votes of such members of the Company as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorised representatives, at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given and includes a special resolution passed pursuant to Article 82;

TRANSFER OFFICE	“transfer office” shall mean the place where the Principal Register is situate for the time being;

TREASURY SHARE	“Treasury Share” shall mean a share registered in the name of the Company in the register as a treasury share in accordance with the Companies Act;

US$	reference to a dollar or dollars (or US$) and to a cent or cents is reference to dollars and cents of the United States of America;

VIRTUAL MEETING	“Virtual Meeting” shall mean any general meeting of the members at which the members (and any other permitted participants of such meeting, including, without limitation, the Chairman of such meeting and any Directors) are permitted to attend and participate solely by means of Communication Facilities;

INTERPRETATION

WORDS IN LAW TO BEAR SAME MEANING IN ARTICLES	any words defined in the Act shall, if not inconsistent with the subject and/or context, bear the same meanings in these Articles;

WRITING/PRINTING	“writing” or “printing” shall include writing, printing, lithograph, photograph, type-writing and every other mode of representing words or figures in a legible and non-transitory form, including any Electronic Record;

GENDER	words importing either gender shall include the other gender and the neuter;

PERSONS/COMPANIES	words importing persons and the neuter shall include companies and corporations and vice versa;

SINGULAR AND PLURAL	words denoting the singular shall include the plural and words denoting the plural shall include the singular;

ELECTRONIC TRANSACTIONS ACT	Sections 8 and 19 of the Electronic Transactions Act shall not apply to these Articles.

SHARE CAPITAL AND MODIFICATION OF RIGHTS

CAPITAL

2.	The share capital of the Company is US$600,000 divided into (i) 1,800,000,000 Class A Ordinary Shares of par value of US$0.00025 each; (ii) 200,000,000 Class B Ordinary Shares of par value of US$0.00025 each; and (iii) 400,000,000 shares of a par value of US$0.00025 each of such class or classes (however designated) as the Board may determine in accordance with Article 3 of these Articles.

ISSUE OF SHARES

3.	(a)	Subject to the provisions in the Memorandum and these Articles and to any direction that may be given by the Company in a general meeting, the Directors may, in their absolute discretion and without approval of the existing members, issue shares, grant rights over existing shares or issue other securities in one or more series as they deem necessary and appropriate and determine designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the shares held by existing members, at such times and on such other terms as the Directors think proper.

(b)	Notwithstanding Article 6, the Directors may provide, out of the unissued shares (other than unissued Ordinary Shares), for series of preference shares in their absolute discretion and without approval of the existing members. Before any preference shares of any such series are issued, the Directors shall fix, by resolution or resolutions, the following provisions of the preference shares thereof:

(i)	the designation of such series, the number of preference shares to constitute such series and the subscription price thereof if different from the par value thereof;

(ii)	whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(iii)	the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of preference shares;

(iv)	whether the preference shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(v)	the amount or amounts payable upon preference shares of such series upon, and the rights of the holders of such series in, a voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company;

(vi)	whether the preference shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preference shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(vii)	whether the preference shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preference shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(viii)	the limitations and restrictions, if any, to be effective while any preference shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preference shares;

(ix)	the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preference shares; and

(x)	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

(c)	Subject to the Act and to any special rights conferred on any members or attaching to any class of shares, any share may, with the sanction of a special resolution, be issued on terms that it is, or at the option of the Company or the holder thereof is, liable to be redeemed. No shares shall be issued to bearer.

ISSUE OF WARRANTS

4.	The Board may issue warrants to subscribe for any class of shares or other securities of the Company on such terms as it may from time to time determine. No warrants shall be issued to bearer for so long as a Depository (in its capacity as such) is a member of the Company. Where warrants are issued to bearer, no new warrant shall be issued to replace one that has been lost unless the Board is satisfied beyond reasonable doubt that the original has been destroyed and the Company has received an indemnity in such form as the Board shall think fit with regard to the issue of any such new warrant.

SHARE RIGHTS

5.	Except for the conversion rights and voting rights as set out below and other rights expressly provided in these Articles, the Class A Ordinary Shares and Class B Ordinary Shares shall carry equal rights and rank pari passu with one another, including but not limited to the rights to dividends and other capital distributions:

(a)	As regards conversion

(i)	Subject to the provisions hereof and to compliance with all fiscal and other laws and regulations applicable thereto, including the Act, a holder of Class B Ordinary Shares shall have the Conversion Right in respect of each Class B Ordinary Share owned by such holder. For the avoidance of doubt, a holder of Class A Ordinary Shares shall have no rights of conversion in respect of any Class A Ordinary Share.

(ii)	Any Class B Ordinary Share shall be converted at the option of its holder, at any time after issue and without the payment of any additional sum, into fully paid Class A Ordinary Shares on a one to one basis. Such conversion shall take effect on the Conversion Date. A Conversion Notice shall not be effective if it is not accompanied by the share certificate(s) (if any) in respect of the relevant Class B Ordinary Shares and such other evidence (if any) as the Directors may reasonably require to prove the title of the person exercising such right (or, if such certificates have been lost or destroyed, such evidence of title and such indemnity as the Directors may reasonably require).

(iii)	On the Conversion Date, the Company shall enter or procure the entry of the name of the relevant holder of Class B Ordinary Shares as the holder of the relevant number of Class A Ordinary Shares resulting from the conversion of the Class B Ordinary Shares in, and make any other necessary and consequential changes to, the Register and shall procure that a certificate or certificates in respect of the relevant Class A Ordinary Shares, together with a new certificate for any unconverted Class B Ordinary Shares comprised in the certificate(s) surrendered by the holder of the Class B Ordinary Shares, are issued to the holders of the Class A Ordinary Shares and Class B Ordinary Shares, as the case may be.

(iv)	Any conversion of Class B Ordinary Shares into Class A Ordinary Shares pursuant to these Articles shall be effected by means of the re-designation of each relevant Class B Ordinary Share as a Class A Ordinary Share. Such conversion shall become effective forthwith upon entries being made in the Register to record the re-designation of the relevant Class B Ordinary Shares as Class A Ordinary Shares. Upon any such re-designation, the authorised capital of the Company shall automatically be varied and amended by a reduction in the relevant number of Class B Ordinary Shares and a corresponding increase in the relevant number of Class A Ordinary Shares, and Clause 6 of the Memorandum and Article 2 shall be deemed to be amended accordingly.

(b)	As regards voting rights

Holders of Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any such general meeting. Each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to the vote at general meetings of the Company, and each Class B Ordinary Share shall be entitled to three (3) votes on all matters subject to the vote at general meetings of the Company.

(c)	As regards transfer

(i)	Each Class B Ordinary Share shall automatically and immediately be converted (by way of being re-designated) into one Class A Ordinary Share without any action being required by the holders of Class B Ordinary Shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, if at any time SINA Corporation and its Affiliates in the aggregate hold less than five percent (5%) of the issued Class B Ordinary Shares in the capital of the Company, and no Class B Ordinary Shares shall be issued by the Company thereafter.

(ii)	Upon (A) any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person or entity which is not the Founder or a Founder’s Affiliate; or (B) a change of control of any direct or indirect holder of any Class B Ordinary Shares, including, but not limited to, any person other than the Founder or a Founder’s Affiliate gaining “Control” over any of the SINA Parent Companies (e.g. by entering into an agreement with the Founder to jointly control the SINA Parent Companies), and even if the Founder or a Founder’s Affiliate remains to have joint “Control” of the SINA Parent Companies, all of the Class B Ordinary Shares to be held by such person or entity that is not the Founder or a Founder’s Affiliate shall be automatically and immediately converted (by way of being re-designated) into an equal number of Class A Ordinary Shares.

“Control” shall mean having (A) the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of, or (B) the power to exercise or control the exercise of 50% or more of the voting power (through power of attorney, voting proxies, shareholders’ agreements or otherwise) at the general meetings or other equivalent decision-making body of, such corporation, partnership or other entity.

“SINA Parent Companies” shall mean the holding companies of the Company, including New Wave MMXV Limited, Sina Group Holding Company Limited, SINA Corporation and any other intermediate holding company(ies) of SINA Corporation that may be established in the future.

(iii)	For the avoidance of doubt, (A) a sale, transfer, assignment or disposition shall be effective upon the Company’s registration of such sale, transfer, assignment or disposition in the Register; and (B) the creation of any pledge, charge, encumbrance or other third party right of whatever description on any of Class B Ordinary Shares to secure a holder’s contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in the third party holding legal title to the related Class B Ordinary Shares, in which case all the related Class B Ordinary Shares shall be automatically and immediately converted (by way of being re-designated) into the same number of Class A Ordinary Shares upon the Company’s registration of the third party or its designee as a member holding that number of Class A Ordinary Shares in the Register.

HOW CLASS RIGHTS MAY BE MODIFIED

6.	(a)	If at any time the share capital of the Company is divided into different classes of shares, all or any of the rights attached to any class of shares for the time being issued (unless otherwise provided for in the terms of issue of the shares of that class) may, subject to the provisions of the Act, be varied or abrogated with the consent in writing of the holders of not less than two-thirds in nominal value of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of shares of that class. To every such separate meeting all the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the quorum for the purposes of any such separate meeting and of any adjournment thereof shall be a person or persons together holding (or representing by proxy) at the date of the relevant meeting not less than one-third in nominal value of the issued shares of that class, and that any holder of shares of the class Present may demand a poll.

(b)	The rights conferred upon the holders of shares of any class shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied or abrogated by the creation or issue of further shares ranking PARI PASSU therewith or by the creation or issue of preference shares pursuant to Article 3(b).

COMPANY MAY PURCHASE AND FINANCE THE PURCHASE OF OWN SHARES

7.	(a)	Subject to the provisions of the Companies Act and subject as hereinafter in these Articles provided, the Company may repurchase all or any portion of the shares held by any member (including any redeemable Shares) on such terms and in such manner as have been approved by the Board, provided that:

(i)	on any such repurchase the Board shall have the power to divide the whole or any part of the assets of the Company and appropriate such assets in satisfaction or part satisfaction of the repurchase price and any other sums payable on repurchase as is herein provided;

(ii)	no repurchase of part of the member’s holding of shares may be made if as a result thereof the member would hold fewer shares than such minimum number of shares as may from time to time be specified (either generally or in any particular case or cases) by the Board;

(iii)	whenever any request for repurchase provides for the repurchase proceeds to be paid by telegraphic transfer or to a person other than the holder of the shares to be repurchased, the signature of the holder on such request and details of that bank account shall, unless the Board (or such other person duly appointed by the Board for this purpose) otherwise determines, be verified in such manner as the Board (or such person as aforesaid) may from time to time determine.

(b)	On a repurchase of a share:

(i)	the nominal or par value shall be redeemed out of profits of the Company or at the discretion of the Board in such other manner (including out of capital) as is permitted by the Companies Act; and

(ii)	the premium (if any) on such share shall be paid from the share premium account or out of profits of the Company or at the discretion of the Board in such other manner (including out of capital) as is permitted by the Companies Act.

(c)	Upon the repurchase of a share being effected pursuant to these Articles the holder thereof shall cease to be entitled to any rights in respect of that share and accordingly his name shall be removed from the Register of Members with respect thereto and such share shall be cancelled (unless the Directors determine that such share shall be held as a Treasury Share pursuant to Articles 13 to 16 hereof), but shall be available as a share for re-issue and until re-issue shall form part of the unissued share capital of the Company.

REDEMPTION

8.	Subject to the provisions of the Act, the Memorandum and these Articles and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, and to any special rights conferred on the holders of any shares or attaching to any class of shares, shares may be issued on the terms that they may be, or at the option of the Company or the holders are, liable to be redeemed on such terms and in such manner as may be determined, before the issue of such shares, by either the Board or by the members by special resolution. The Company may make a payment in respect of the redemption of its own shares in any manner permitted by the Companies Act, including out of capital.

PURCHASE OR REDEMPTION NOT TO GIVE RISE TO OTHER PURCHASES OR REDEMPTIONS

9.	(a)	The purchase or redemption of any share shall not be deemed to give rise to the purchase or redemption of any other share.

CERTIFICATES TO BE SURRENDERED FOR CANCELLATION

(b)	The holder of any shares being purchased, surrendered or redeemed shall be bound to deliver up to the Company at its principal place of business or such other place as the Board shall specify the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies in respect thereof.

SHARES AT THE DISPOSAL OF THE BOARD

10.	Subject to the provisions of the Act, the Memorandum and these Articles relating to new shares, the unissued shares in the Company (whether forming part of its original or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration, and upon such terms, as the Board shall determine.

COMPANY MAY PAY COMMISSIONS

11.	The Company may, unless prohibited by law, at any time pay a commission to any person for subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares in the Company or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any shares in the Company, but so that the conditions and requirements of the Act shall be observed and complied with.

COMPANY NOT TO RECOGNISE TRUSTS IN RESPECT OF SHARES

12.	Except as otherwise expressly provided by these Articles or as required by law or as ordered by a court of competent jurisdiction, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any shares or any interest in any fractional part of a share or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

TREASURY SHARES

13.	Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Act. The Directors may, prior to the purchase, redemption or surrender of any share, determine that such share shall be held as a Treasury Share. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled.

14.	No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to members on a winding up) may be declared or paid in respect of a Treasury Share.

15.	The Company shall be entered in the Register as the holder of the Treasury Shares provided that:

(a)	the Company shall not be treated as a member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void;

(b)	a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Act, save that an allotment of Shares as fully paid bonus shares in respect of a Treasury Share is permitted and Shares allotted as fully paid bonus shares in respect of a treasury share shall be treated as Treasury Shares.

16.	Treasury Shares may be disposed of by the Company on such terms and conditions as determined by the Directors. The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

REGISTER OF MEMBERS AND SHARE CERTIFICATES

REGISTER

17.	(a)	The Board shall cause to be kept at such place within or outside the Cayman Islands as it deems fit a principal register of the members and there shall be entered therein the particulars of the members and the shares issued to each of them and other particulars required under the Act.

(b)	If the Board considers it necessary or appropriate, the Company may establish and maintain a branch register or registers of members at such location or locations within or outside the Cayman Islands as the Board thinks fit. The principal register and the branch register(s) shall together be treated as the Register of Members for the purposes of these Articles.

(c)	The Board may, in its absolute discretion, at any time transfer any share upon the principal register to any branch register or any share on any branch register to the principal register or any other branch register.

(d)	Notwithstanding anything contained in this Article, the Company shall as soon as practicable and on a regular basis record in the principal register all transfers of shares effected on any branch register and shall at all times maintain the principal register in such manner as to show at all times the members for the time being and the shares respectively held by them, in all respects in accordance with the Companies Act.

18.	(a)	Subject to the additional provisions of these Articles, the principal register may be kept open to the inspection for such times and on such terms and conditions as the Board shall determine by any member without charge.

(b)	Except when the Register of Members is closed, the branch register maintained in Hong Kong shall during business hours be kept open for inspection by any member without charge.

(c)	The reference to business hours in paragraph (b) of this Article is subject to such reasonable restrictions as the Company in general meeting may impose.

(d)	The Register of Members may be closed at such times and for such periods as the Board may from time to time determine, either generally or in respect of any class of shares, provided that the Register of Members shall not be closed for more than 30 days in any year (or such longer period as the members may by ordinary resolution determine provided that such period shall not be extended beyond 60 days in any year). The Company shall, on demand, furnish any person seeking to inspect the Register of Members or part thereof which is closed by virtue of this Article with a certificate under the hand of any Director or the Secretary stating the period for which, and by whose authority, it is closed.

SHARE CERTIFICATES

19.	The Company is not obligated to issue certificates representing shares and a member shall only be entitled to a share certificate if the Boards resolves that share certificates shall be issued.

ISSUANCE OF A SHARE CERTIFICATES

20.	Every certificate for shares or debentures or representing any other form of security of the Company may be issued under the seal of the Company, which shall only be affixed with the authority of the Board, or with the signature of a Director.

EVERY CERTIFICATE TO SPECIFY NUMBER OF SHARES

21.	Every share certificate shall specify the number and class of shares in respect of which it is issued and the amount paid thereon or the fact that they are fully paid, as the case may be, and may otherwise be in such form as the Board may from time to time prescribe.

JOINT HOLDERS

22.	The Company shall not be bound to register more than four persons as joint holders of any share. If any share shall stand in the names of two or more persons, the person first named in the register shall be deemed the sole holder thereof as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company, except the transfer of the share.

REPLACEMENT OF SHARE CERTIFICATES

23.	If a share certificate is defaced, lost or destroyed, it may be replaced on payment of such fee, if any, not exceeding such amount as the Board may from time to time require and on such terms and conditions, if any, as to publication of notices, evidence and indemnity, as the Board thinks fit and where it is defaced or worn out, after delivery up of the old certificate to the Company for cancellation.

LIEN

COMPANY’S LIEN

24.	(a)	The Company shall have a first and paramount lien on every share (not being a fully paid up share) for all moneys, whether presently payable or not, called or payable at a fixed time in respect of such share; and the Company shall also have a first and paramount lien and charge on all shares (other than fully paid up shares) standing registered in the name of a member (whether solely or jointly with others) for all the debts and liabilities of such member or his estate to the Company and whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such member, and whether the period for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether such person is a member of the Company or not.

LIEN EXTENDS TO DIVIDENDS AND BONUSES

(b)	The Company’s lien (if any) on a share shall extend to all dividends and bonuses declared in respect thereof. The Board may resolve that any share shall for some specified period be exempt wholly or partially from the provisions of this Article.

SALE OF SHARES SUBJECT TO LIEN

25.	The Company may sell in such manner as the Board thinks fit any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of the sum presently payable or specifying the liability or engagement and demanding fulfilment or discharge thereof and giving notice of intention to sell in default, shall have been given to the registered holder for the time being of the shares or the person, of which the Company has notice, entitled to the shares by reason of such holder’s death, mental disorder or bankruptcy.

APPLICATION OR PROCEEDS OF SUCH SALE

26.	The net proceeds of such sale by the Company after the payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debt or liability or engagement in respect whereof the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale and upon surrender, if required by the Company, for cancellation of the certificate for the share sold) be paid to the holder immediately before such sale of the share. For giving effect to any such sale, the Board may authorise any person to transfer the shares sold to the purchaser thereof and may enter the purchaser’s name in the register as holder of the shares, and the purchaser shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

CALLS ON SHARES

CALLS, HOW MADE

27.	The Board may from time to time make such calls as it may think fit upon any member or members in respect of any monies unpaid on the shares held by them respectively (whether on account of the nominal amount of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed times. A call may be made payable either in one sum or by instalments. A call may be revoked or postponed as the Board may determine.

NOTICE OF CALL

28.	At least 14 days’ notice of any call shall be given to each relevant member (upon whom the call is being made) specifying the time and place of payment and to whom such payment shall be made.

COPY OF NOTICE TO BE SENT

29.	A copy of the notice referred to in Article 28 shall be sent in the manner in which notices may be sent to members by the Company as herein provided.

EVERY MEMBER LIABLE TO PAY CALL AT APPOINTED TIME AND PLACE

30.	Every member upon whom a call is made shall pay the amount of every call so made on him to the person and at the time or times and place or places as the Board shall specify. A person upon whom a call is made shall remain liable on such call notwithstanding the subsequent transfer of the shares in respect of which the call was made.

NOTICE OF CALL MAY BE PUBLISHED IN NEWSPAPERS

31.	In addition to the giving of notice in accordance with Article 29, notice of the person appointed to receive payment of every call and of the times and places appointed for payment may be given to the members affected by notice published in the newspapers.

WHEN CALL DEEMED TO HAVE BEEN MADE

32.	A call shall be deemed to have been made at the time when the resolution of the Board authorising such call was passed.

LIABILITY OF JOINT HOLDERS

33.	The joint holders of a share shall be severally as well as jointly liable for the payment of all calls and instalments due in respect of such share or other moneys due in respect thereof.

BOARD MAY EXTEND TIME FIXED FOR CALL

34.	The Board may from time to time at its discretion extend the time fixed for any call, and may extend such time as to all or any of the members, whom by reason of residence outside Hong Kong or other cause the Board considers it reasonable to grant an extension to, but no member shall be entitled to any such extension as a matter of grace and favour.

INTEREST ON CALLS

35.	If the sum or any instalment payable in respect of any call is unpaid on or before the day appointed for payment thereof, the person or persons from whom the sum is due shall pay interest on the same at such rate not exceeding 15% per annum as the Board shall determine from the day appointed for the payment thereof to the time of actual payment, but the Board may waive payment of such interest wholly or in part.

SUSPENSION OF PRIVILEGES WHILE CALL IN ARREARS

36.	No member shall be entitled to receive any dividend or bonus or to be Present and vote (save as proxy for another member) at any general meeting, either personally or by proxy, or be reckoned in a quorum, or to exercise any other privilege as a member until all sums or instalments due from him to the Company in respect of any call, whether alone or jointly with any other person, together with interest and expenses (if any) shall have been paid.

EVIDENCE IN ACTION FOR CALL

37.	At the trial or hearing of any action or other proceedings for the recovery of any money due for any call, it shall be sufficient to prove that the name of the member sued is entered in the register as the holder, or one of the holders, of the shares in respect of which such debt accrued; that the resolution making the call is duly recorded in the minute book; and that notice of such call was duly given to the member sued, in pursuance of these Articles; and it shall not be necessary to prove the appointment of the Directors who made such call, nor any other matters whatsoever, and the proof of the matters aforesaid shall be conclusive evidence of the debt.

SUMS PAYABLE ON ALLOTMENT/IN FUTURE DEEMED A CALL

38.	Any sum which by the terms of allotment of a share is made payable upon allotment or at any fixed date, whether on account of the nominal value of the share and/or by way of premium or otherwise, shall for all purposes of these Articles be deemed to be a call duly made and payable on the date fixed for payment, and in case of non-payment, all the relevant provisions of these Articles as to payment of interest and expenses, liabilities of joint holders, forfeiture and the like, shall apply as if such sum had become payable by virtue of a call duly made and notified.

PAYMENT OF CALLS IN ADVANCE

39.	The Board may, if it thinks fit, receive from any member willing to advance the same, and either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and upon all or any of the moneys so advanced the Company may pay interest at such rate (if any) as the Board may decide. The Board may at any time repay the amount so advanced upon giving to such member not less than one month’s notice in writing of its intention in that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced. No such sum paid in advance of calls shall entitle the member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

TRANSFER OF SHARES

FORM OF TRANSFER

40.	Subject to applicable securities laws and these Articles, including, without limitation, Article 5(c) in the case of Class B Ordinary Shares, all transfers of shares may be effected by an instrument of transfer in the usual common form or in a form prescribed by the Designated Stock Exchange or in any other form consistent with the standard form of transfer as approved by the Board. All instruments of transfer must be left at the registered office of the Company or at such other place as the Board may appoint and all such instruments of transfer shall be retained by the Company.

EXECUTION

41.	The instrument of transfer shall be executed by or on behalf of the transferor and by or on behalf of the transferee PROVIDED that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so. The instrument of transfer of any share shall be in writing and shall be executed with a manual signature or facsimile signature (which may be machine imprinted or otherwise as the Board may approve from time to time) if the transferor or transferee is a Depository or its nominee(s). The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

BOARD MAY REFUSE TO REGISTER A TRANSFER

42.	The Board may, in its absolute discretion, and without assigning any reason, refuse to register a transfer of any share which is not fully paid up or on which the Company has a lien.

NOTICE OF REFUSAL

43.	If the Board shall refuse to register a transfer of any share, it shall, within two months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal.

REQUIREMENTS AS TO TRANSFER

44.	The Board may also decline to register any transfer of any shares unless:

(a)	the instrument of transfer is lodged with the Company accompanied by the certificate for the shares to which it relates (which shall upon registration of the transfer be cancelled) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer; and

(b)	the instrument of transfer is in respect of only one class of shares; and

(c)	the instrument of transfer is properly stamped (in circumstances where stamping is required); and

(d)	in the case of a transfer to joint holders, the number of joint holders to which the share is to be transferred does not exceed four; and

(e)	the shares concerned are free of any lien in favour of the Company.

CERTIFICATE TO BE GIVEN UP ON TRANSFER

45.	Except as otherwise decided by the Board, upon every transfer of shares the certificate held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and a new certificate shall be issued to the transferee in respect of the shares transferred to him, and if any of the shares included in the certificate so given up shall be retained by the transferor, a new certificate in respect thereof shall be issued to him. The Company may also retain the instrument(s) of transfer.

WHEN REGISTER OF MEMBERS MAY CLOSE

46.	The registration of transfers may, on 14 days’ notice being given by advertisement published in the newspapers, by electronic means or by any other means in accordance with the rules of the Designated Stock Exchange, be suspended and the Register of Members closed at such times for such periods as the Board may from time to time determine, provided always that such registration shall not be suspended or the register closed for more than 30 days in any year (or such longer period as the members may by ordinary resolution determine provided that such period shall not be extended beyond 60 days in any year).

TRANSMISSION OF SHARES

DEATH OF REGISTERED HOLDER OR OF JOINT HOLDER OF SHARES

47.	In the case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share solely or jointly held by him.

REGISTRATION OF PERSONAL REPRESENTATIVES AND TRUSTEE IN BANKRUPTCY

48.	Any person becoming entitled to a share in consequence of the death or bankruptcy or winding-up of a member may, upon such evidence as to his title being produced as may from time to time be required by the Board and subject as hereinafter provided, either be registered himself as holder of the share or elect to have some other person nominated by him registered as the transferee thereof.

NOTICE OF ELECTION TO BE REGISTERED/REGISTRATION OF NOMINEE

49.	If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered he shall testify his election by executing in favour of his nominee a transfer of such share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy or winding-up of the member had not occurred and the notice or transfer were a transfer executed by such member.

RETENTION OF DIVIDENDS, ETC., UNTIL TRANSFER OR TRANSMISSION OF SHARES OF A DECEASED OR BANKRUPT MEMBER

50.	A person becoming entitled to a share by reason of the death or bankruptcy or winding-up of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share. However, the Board may, if it thinks fit, withhold the payment of any dividend payable or other advantages in respect of such share until such person shall become the registered holder of the share or shall have effectually transferred such share, but, subject to the requirements of Article 85 being met, such a person may vote at meetings.

FORFEITURE OF SHARES

IF CALL OR INSTALMENT NOT PAID NOTICE MAY BE GIVEN

51.	If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may, at any time during such time as any part thereof remains unpaid, without prejudice to the provisions of Article 37, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of actual payment.

FORM OF NOTICE

52.	The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which, and the place where, the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time and at the place appointed, the shares in respect of which the call was made or instalment is unpaid will be liable to be forfeited. The Board may accept a surrender of any share liable to be forfeited hereunder and in such case, references in these Articles to forfeiture shall include surrender.

IF NOTICE NOT COMPLIED WITH SHARES MAY BE FORFEITED

53.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends and bonuses declared in respect of the forfeited share, and not actually paid before the forfeiture.

FORFEITED SHARES TO BE DEEMED PROPERTY OF COMPANY

54.	Any share so forfeited shall be deemed to be the property of the Company, and may be transferred, sold or otherwise disposed of on such terms and in such manner as the Board thinks fit and at any time before a transfer, sale or disposition the forfeiture may be cancelled by the Board on such terms as it thinks fit.

ARREARS TO BE PAID NOTWITHSTANDING FORFEITURE

55.	A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, notwithstanding, remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, together with (if the Board shall in its discretion so require) interest thereon from the date of forfeiture until payment at such rate not exceeding 15% per annum as the Board may prescribe, and the Board may enforce the payment thereof if it thinks fit, and without any deduction or allowance for the value of the shares forfeited, at the date of forfeiture. For the purposes of this Article any sum which, by the terms of issue of a share, is payable thereon at a fixed time which is subsequent to the date of forfeiture, whether on account of the nominal value of the share or by way of premium, shall notwithstanding that time has not yet arrived, be deemed to be payable at the date of forfeiture, and the same shall become due and payable immediately upon the forfeiture, but interest thereon shall only be payable in respect of any period between the said fixed time and the date of actual payment.

EVIDENCE OF FORFEITURE

56.	A statutory declaration in writing that the declarant is a Director or Secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any transfer, sale or disposition thereof and the Board may authorise any person to execute a letter of re-allotment or transfer the share in favour of the person to whom the share is transferred, sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the subscription or purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, transfer, sale or other disposal of the share.

NOTICE AFTER FORFEITURE

57.	When any share shall have been forfeited, notice of the forfeiture shall be given to the member in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the Register of Members. Notwithstanding the above, no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

POWER TO REVERSE FORFEITURE

58.	Notwithstanding any such forfeiture as aforesaid, the Board may at any time, before any share so forfeited shall have been transferred, sold, or otherwise disposed of, permit the share forfeited to be re-acquired by the person who was the holder of such share immediately prior to such forfeiture, upon the payment of all calls and interest due upon and expenses incurred in respect of the share, and upon such further terms (if any) as the Board thinks fit.

FORFEITURE NOT TO PREJUDICE COMPANY’S RIGHT TO CALL OR INSTALMENT

59.	The forfeiture of a share shall not prejudice the right of the Company to any call already made or instalment payable thereon.

FORFEITURE FOR NON-PAYMENT OF ANY SUM DUE ON SHARES

60.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

ALTERATION OF CAPITAL

61.	(a)	The Company may from time to time by ordinary resolution:

INCREASE OF CAPITAL, CONSOLIDATION AND DIVISION OF CAPITAL AND SUB-DIVISION AND CANCELLATION OF CAPITAL

(i)	increase its capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

(ii)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares. On any consolidation of fully paid shares and division into shares of larger amount, the Board may settle any difficulty which may arise as it thinks expedient and in particular (but without prejudice to the generality of the foregoing) may as between the holders of shares to be consolidated determine which particular shares are to be consolidated into each consolidated share, and if it shall happen that any person shall become entitled to fractions of a consolidated share or shares, such fractions may be sold by some person appointed by the Board for that purpose and the person so appointed may transfer the shares so sold to the purchaser thereof and the validity of such transfer shall not be questioned, and so that the net proceeds of such sale (after deduction of the expenses of such sale) may either be distributed among the persons who would otherwise be entitled to a fraction or fractions of a consolidated share or shares rateably in accordance with their rights and interests or may be paid to the Company for the Company’s benefit;

(iii)	cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled subject to the provisions of the Act; and

(iv)	sub-divide its shares or any of them into shares of smaller amount than is fixed by the Memorandum, subject nevertheless to the provisions of the Act, and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred or other special rights, over, or may have such deferred rights or be subject to any such restrictions as compared with the others as the Company has power to attach to unissued or new shares.

(b)	No alteration may be made of the kind contemplated by Article 61(a), or otherwise, to the par value of the Class A Ordinary Shares or the Class B Ordinary Shares unless an identical alteration is made to the par value of the Class B Ordinary Shares or the Class A Ordinary Shares, as the case may be.

REDUCTION OF CAPITAL

(c)	The Company may by special resolution reduce its share capital, any capital redemption reserve or any share premium account in any manner authorised and subject to any conditions prescribed by the Act.

BORROWING POWERS

POWER TO BORROW

62.	The Board may from time to time at its discretion exercise all the powers of the Company to raise or borrow or to secure the payment of any sum or sums of money for the purposes of the Company and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof.

CONDITIONS ON WHICH MONEY MAY BE BORROWED

63.	The Board may raise or secure the payment or repayment of such sum or sums in such manner and upon such terms and conditions in all respects as it thinks fit and, in particular, by the issue of debentures, debenture stock, bonds or other securities of the Company, whether outright or as collateral security for any debts, liability or obligations of the Company or of any third party.

ASSIGNMENT

64.	Debentures, debenture stock, bonds and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

SPECIAL PRIVILEGES

65.	Any debentures, debenture stock, bonds or other securities may be issued at a discount, premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.

REGISTER OF CHARGES TO BE KEPT

66.	(a)	The Board shall cause a proper register to be kept, in accordance with the provisions of the Act, of all mortgages and charges specifically affecting the property of the Company and shall duly comply with the requirements of the Act in regard to the registration of mortgages and charges therein specified and otherwise.

REGISTER OF DEBENTURES OR DEBENTURE STOCK

(b)	If the Company issues debentures or debenture stock (whether as part of a series or as individual instruments) not transferable by delivery, the Board shall cause a proper register to be kept of the holders of such debentures.

MORTGAGE OF UNCALLED CAPITAL

67.	Where any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same subject to such prior charge, and shall not be entitled, by notice to the members or otherwise, to obtain priority over such prior charge.

GENERAL MEETINGS

WHEN ANNUAL GENERAL MEETING TO BE HELD

68.	The Company must in each financial year hold a general meeting as its annual general meeting in addition to any other meeting in that financial year. The annual general meeting may be held at such time and place as the Board shall appoint.

EXTRAORDINARY GENERAL MEETING

69.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

CONVENING OF GENERAL MEETING

70.	(a)	The Board may, whenever it thinks fit, convene an extraordinary general meeting. General meetings shall also be convened on the written requisition of any one or more members of the Company deposited at the principal office of the Company or, in the event the Company ceases to have such a principal office, the registered office specifying the objects of the meeting and the resolutions to be added to the meeting agenda and signed by the requisitionists, provided that such requisitionists held as at the date of deposit of the requisition not less than 10% of all votes attaching to all shares Present, on a one vote per share basis, which carry the right to vote at general meetings. If the Board does not within 14 days from the date of deposit of the requisition proceed duly to convene the meeting, the requisitionist(s) themselves or any of them representing not less than 10% of all votes attaching to all shares Present, on a one vote per share basis, which carry the right to vote at general meetings, may convene the general meeting in the same manner, as nearly as possible, as that in which meetings may be convened by the Board provided that any meeting so convened shall not be held after the expiration of three months from the date of deposit of the requisition, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of the Board shall be reimbursed to them by the Company.

(b)	The Board may make Communication Facilities available for a specific general meeting or all general meetings of the Company so that members and other participants may attend and participate at such general meetings by means of such Communication Facilities. Without limiting the generality of the foregoing, the Board may determine that any general meeting may be held as a Virtual Meeting.

NOTICE OF MEETINGS; RECORD DATE

71.	(a)	An annual general meeting shall be called by not less than 21 days’ notice in writing and any extraordinary general meeting shall be called by not less than 14 days’ notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the time, place, and agenda of the meeting, and particulars of the resolutions to be considered at the meeting. The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to consider and vote upon a special resolution shall specify the intention to propose the resolution as a special resolution. The notice of any general meeting (including a postponed or reconvened meeting) at which Communication Facilities will be utilised (including any Virtual Meeting) must disclose the Communication Facilities that will be utilised, including the procedures to be followed by any member or other participant of the general meeting who wishes to utilise such Communication Facilities for the purpose of attending, participating and voting at such meeting. Notice of every general meeting shall be given to all members other than such as, under the provisions hereof or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company.

(b)	The Board may fix any date as the record date for determining the members entitled to receive notice of and to vote at any general meeting of the Company but, unless so fixed, as regards the entitlement to receive notice of a meeting or notice of any other matter, the record date shall be the date of despatch of the notice and, as regards the entitlement to vote at a meeting, and any adjournment thereof, the record date shall be the date of the original meeting.

(c)	Notwithstanding that a meeting of the Company is called by shorter notice than that referred to in paragraph (a) hereof, it shall be deemed to have been duly called if it is so agreed:

(i)	in the case of a meeting called as an annual general meeting, by all the members of the Company (or in the case of a member being a corporation, by its duly authorized representative) entitled to attend and vote thereat or their proxies; and

(ii)	in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving that right.

(d)	There shall appear with reasonable prominence in every notice of general meetings of the Company a statement that a member entitled to attend and vote is entitled to appoint a proxy to attend and, on a poll, vote instead of him and that a proxy need not be a member of the Company.

OMISSION TO GIVE NOTICE/INSTRUMENT OF PROXY

72.	(a)	The accidental omission to give any such notice to, or the non-receipt of any such notice by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting.

(b)	In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting.

PROCEEDINGS AT GENERAL MEETINGS

NOTICE REQUIRED WHEN MEMBER PROPOSES BUSINESS FOR DELIBERATION AT AN ANNUAL GENERAL MEETING

73.	No business other than that stated in the Company’s notice of an extraordinary general meeting shall be transacted at such extraordinary general meeting. At an annual general meeting, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual general meeting, business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a member. In addition to any other applicable requirements, for business to be properly brought before an annual general meeting by a member, the member must have given timely notice thereof in writing to any Director or the Secretary and the member, or his or her representative who is qualified to present the business on his or her behalf, must attend the meeting to present the business. To be timely, a member’s notice must be delivered to or mailed and received at the principal offices of the Company not less than the close of business on the forty-fifth (45th) day nor earlier than the close of business on the seventy-fifth (75th) day prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual general meeting; provided, however, that in the event that no annual general meeting was held in the previous year or the date of the annual general meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the member to be timely must be so received not earlier than the close of business on the one hundred and fifth (105th) day prior to the date of the annual general meeting and not less than the close of business on the later of the seventy-fifth (75th) day prior to such annual general meeting date or, in the event public announcement of the date of such annual general meeting is first made by the Company fewer than eighty-five (85) days prior to the date of such annual general meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. A member’s notice to the Director or Secretary shall set forth as to each matter the member proposes to bring before the annual general meeting: (a) a brief description of the business desired to be brought before the annual general meeting and the reasons for conducting such business at the annual general meeting, (b) the name and address, as they appear on the Register, of the member proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the member, (d) any material interest of the member in such business and (e) any other information that is required to be provided by the member pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in his or her capacity as a proponent of a member’s proposal. Notwithstanding anything in these Articles to the contrary, no business shall be conducted at any annual general meeting except in accordance with the procedures set forth in this Article; provided, however, that nothing in this Article shall be deemed to preclude discussion by any member of any business properly brought before the annual general meeting in accordance with such procedures.

QUORUM

74.	For all purposes the quorum for a general meeting shall be one or more members (or in the case of a member being a corporation, by its duly authorized representative) together holding (or representing by proxy) at the date of the relevant meeting not less than 10% of all votes attaching to all shares Present, which carry the right to vote at general meetings. No business (except the appointment of a Chairman) shall be transacted at any general meeting unless the requisite quorum shall be Present at the commencement of the business.

IF QUORUM NOT PRESENT MEETING TO BE DISSOLVED OR ADJOURNED

75.	If within 15 minutes from the time appointed for the meeting a quorum is not Present, the meeting, if convened upon the requisition of members, shall be dissolved, but in any other case it shall stand adjourned to reconvene at some other time and at the same or some other place as shall be determined by the Board. When a meeting is adjourned, unless these Articles otherwise require, notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which members and holders of proxies may be deemed to be Present and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each member of record entitled to vote at the meeting in accordance with Article 71.

CHAIRMAN OF GENERAL MEETING

76.	(a)	The Chairman shall take the chair at every general meeting, or, if there be no such Chairman or, if at any general meeting such Chairman shall not be Present within 15 minutes after the time appointed for holding such meeting or is unwilling to act, the Directors Present shall choose another Director as Chairman, and if no Director be Present, or if all the Directors Present decline to take the chair, or if the Chairman chosen shall retire from the chair, then the members Present shall choose one of their own number to be Chairman.

(b)	The Chairman of any general meeting shall be entitled to attend and participate at such general meeting by means of Communication Facilities, and to act as the Chairman, in which event:

(i)	the Chairman shall be deemed to be Present at the meeting; and

(ii)	if the Communication Facilities are interrupted or fail for any reason to enable the Chairman to hear and be heard by all other Persons attending and participating at the meeting, then the other Directors Present at the meeting shall choose another Director Present to act as Chairman of the meeting for the remainder of the meeting; provided that (aa) if no other Director is Present at the meeting, or (bb) if all the Directors Present decline to take the chair, then the meeting shall be automatically adjourned to the same day in the next week and at such time and place as shall be decided by the Board.

POWER TO ADJOURN GENERAL MEETING/BUSINESS OF ADJOURNED MEETING

77.	The Chairman may, with the consent of any general meeting at which a quorum is Present, and shall, if so directed by the meeting, adjourn any meeting from time to time and from place to place as the meeting shall determine. Whenever a meeting is adjourned for 14 days or more, at least seven clear days’ notice, specifying the place, the day and the hour of the adjourned meeting shall be given in the same manner as in the case of an original meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid, no member shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

RIGHT TO DEMAND A POLL AND WHAT IS TO BE EVIDENCE OF THE PASSING OF A RESOLUTION WHERE POLL NOT DEMANDED

78.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is duly demanded. A poll may be demanded by:

(a)	the Chairman of the meeting; or

(b)	any member or members Present.

Unless a poll is so demanded and not withdrawn, a declaration by the Chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the Company’s book containing the minutes of proceedings of meetings of the Company shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

POLL

79.	(a)	If a poll is demanded as aforesaid, it shall (subject as provided in Article 80) be taken in such manner (including the use of ballot or voting papers or tickets) and at such time and place, not being more than 30 days from the date of the meeting or adjourned meeting at which the poll was demanded as the Chairman directs. No notice need be given of a poll not taken immediately. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn, with the consent of the Chairman, at any time before the close of the meeting at which the poll was demanded or the taking of the poll, whichever is earlier. On a poll votes may be given either personally or by proxy. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

BUSINESS MAY PROCEED NOTWITHSTANDING DEMAND FOR POLL

(b)	The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

IN WHAT CASE POLL TAKEN WITHOUT ADJOURNMENT

80.	Any poll duly demanded on the election of a Chairman of a meeting or on any question of adjournment shall be taken at the meeting and without adjournment.

CHAIRMAN DOES NOT HAVE CASTING VOTE

81.	In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

WRITTEN RESOLUTIONS

82.	A resolution in writing (in one or more counterparts), including a special resolution, signed by all members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly appointed representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held. Any such resolution shall be deemed to have been passed on the date on which it was signed by the last member to sign.

VOTING

VOTES OF MEMBERS

83.	(a)	Members holding shares have the right to receive notice of, attend, speak and vote at general meetings of the Company except where a member is required, by the rules of the Designated Stock Exchange, to abstain from voting to approve the matter under consideration. Except as required by applicable law and subject to these Articles, holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all matters submitted to a vote of the members.

(b)	Where any member is, under the rules of the Designated Stock Exchange, required to abstain from voting on any particular resolution or restricted to voting only for or only against any particular resolution, any votes cast by or on behalf of such member in contravention of such requirement or restriction shall not be counted.

(c)	Subject to any special rights, privileges or restrictions as to voting for the time being attached to any class or classes of shares by or in accordance with these Articles and the applicable rules under the rules of the Designated Stock Exchange, as amended from time to time (unless otherwise waived), at any general meeting:

(i)	on a poll every member holding Class A Ordinary Shares Present shall have one vote for every fully paid Class A Ordinary Share of which he is the holder; and

(ii)	on a poll every member holding Class B Ordinary Shares Present shall have three (3) votes for every fully paid Class B Ordinary Share of which he is the holder.

84.	All questions submitted to a meeting shall be decided by a simple majority of votes cast by such members as, being entitled to do so, vote in person or, by proxy or, in the case of a member being a corporation, by its duly authorised representative except where a greater majority is required by these Articles or by the Act.

VOTES IN RESPECT OF DECEASED AND BANKRUPT MEMBERS

85.	Any person entitled under Article 50 to be registered as a member may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that at least 48 hours before the time of the holding of the meeting or adjourned meeting (as the case may be) at which he proposed to vote, he shall satisfy the Board of his right to be registered as the holder of such shares or the Board shall have previously admitted his right to vote at such meeting in respect thereof.

VOTES OF JOINT HOLDERS

86.	Where there are joint registered holders of any share, any one of such persons may vote at any meeting, either personally or by proxy, in respect of such share as if he were solely entitled thereto; but if more than one of such joint holders be Present at any meeting personally or by proxy, that one of the said persons so Present being the most or, as the case may be, the more senior shall alone be entitled to vote in respect of the relevant joint holding and, for this purpose, seniority shall be determined by reference to the order in which the names of the joint holders stand on the register in respect of the relevant joint holding. Several executors or administrators of a deceased member in whose name any share stands shall for the purposes of this Article be deemed joint holders thereof.

VOTES OF MEMBER OF UNSOUND MIND

87.	A member in respect of whom an order has been made by any competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs may vote, whether on a show of hands or on a poll, by any person authorised in such circumstances to do so, and such person may vote on a poll by proxy.

QUALIFICATION FOR VOTING

88.	(a)	Save as expressly provided in these Articles or as otherwise determined by the Board, no person other than a member duly registered and who shall have paid everything for the time being due from him payable to the Company in respect of his shares shall be entitled to be Present (or in the case of a member being a corporation, by its duly authorized representative) or to vote (save as proxy for another member), or to be reckoned in a quorum, either personally or by proxy at any general meeting.

OBJECTIONS TO VOTING

(b)	No objection shall be raised as to the qualification of any person exercising or purporting to exercise any vote or to the admissibility of any vote except at the meeting or adjourned meeting at which the person exercising or purporting to exercise his vote or the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. In the case of any dispute as to the admission or rejection of any vote, the Chairman of the meeting shall determine the same and such determination shall be final and conclusive.

PROXIES

89.	Any member of the Company entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person (who must be an individual) as his proxy to attend and vote instead of him and a proxy so appointed shall have the same right as the member to speak at the meeting. On a poll votes may be given either personally or by proxy. A proxy need not be a member of the Company. A member may appoint any number of proxies to attend in his stead at any one general meeting (or at any one class meeting).

INSTRUMENT APPOINTING PROXY

90.	The instrument appointing a proxy shall be in writing. The instrument of proxy shall be signed or, in the case of a transmission by electronic mail or through the Internet, electronically signed in a manner acceptable to the Chairman, by the appointor or by the appointor’s attorney duly authorised in writing, or if the appointor is a corporation, either under its seal or signed or, in the case of a transmission by electronic mail or through the Internet, electronically signed in a manner acceptable to the Chairman, by a duly authorised officer or attorney.

DELIVERY OF AUTHORITY FOR APPOINTMENT OF PROXY OR COPY RESOLUTION APPOINTING REPRESENTATIVE

91.	The instrument appointing a proxy and (if required by the Board) the power of attorney or other authority, (if any) under which it is signed, or a notarially certified copy of such power or authority, shall be delivered at the registered office of the Company (or at such other place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any document sent therewith) not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, not less than 48 hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid provided always that the Chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of cable, telex, telecopier, facsimile, electronic mail or through the Internet confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company. No instrument appointing a proxy shall be valid after the expiration of 12 months from the date named in it as the date of its execution. Delivery of any instrument appointing a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned and, in such event, the instrument appointing a proxy shall be deemed to be revoked.

FORM OF PROXY

92.	Every instrument of proxy, whether for a specified meeting or otherwise, shall be in common form or such other form as the Board may from time to time approve, provided that it shall enable a member, according to his intention, to instruct his proxy to vote in favour of or against (or in default of instructions or in the event of conflicting instructions, to exercise his discretion in respect of) each resolution to be proposed at the meeting to which the form of proxy relates.

AUTHORITY UNDER INSTRUMENT APPOINTING PROXY

93.	The instrument appointing a proxy to vote at a general meeting shall: (a) be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit; and (b) unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates, provided that the meeting was originally held within 12 months from such date.

WHEN VOTE BY PROXY/REPRESENTATIVE VALID THOUGH AUTHORITY REVOKED

94.	A vote given in accordance with the terms of an instrument of proxy or resolution of a member shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or power of attorney or other authority under which the proxy or resolution of a member was executed or revocation of the relevant resolution or the transfer of the share in respect of which the proxy was given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at its registered office, or at such other place as is referred to in Article 91, at least two hours before the commencement of the meeting or adjourned meeting at which the proxy is used.

CORPORATIONS/DEPOSITORY ACTING BY REPRESENTATIVES AT MEETINGS

95.	(a)	Any corporation which is a member of the Company may, by resolution of its directors or other governing body or by power of attorney, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of members of any class of shares of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company and where a corporation is so represented, it shall be treated as being Present at any meeting in person.

(b)	If a clearing house (or its nominee(s)) or a Depository (or its nominee) is a member of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorise such person or persons as it thinks fit to act as its proxy(ies) or representative(s) at any general meeting of the Company or at any general meeting of any class of members of the Company provided that, if more than one person is so authorised, the authorisation shall specify the number and class of shares in respect of which each such person is so authorised. A person so authorised pursuant to this provision shall be entitled to exercise the same rights and powers on behalf of the clearing house (or its nominee(s)) or Depository (or its nominee) which he represents as that clearing house (or its nominee(s)) or Depository (or its nominee) could exercise if it were an individual member of the Company holding the number and class of shares specified in such authorisation, including the right to speak and the right to vote individually on a show of hands notwithstanding any contrary provision contained in Article 83.

REGISTERED OFFICE

REGISTERED OFFICE

96.	The registered office of the Company shall be at such place in the Cayman Islands as the Board shall from time to time appoint.

BOARD OF DIRECTORS

CONSTITUTION

Unless otherwise determined by the members in general meeting, the number of Directors shall not be less than two. There shall be no maximum number of Directors unless otherwise determined from time to time by the members in general meeting.

QUALIFICATION OF DIRECTORS

97.	A Director need not hold any qualification shares. No Director shall be required to vacate office or be ineligible for re-election or re-appointment as a Director and no person shall be ineligible for appointment as a Director by reason only of his having attained any particular age.

DIRECTORS’ REMUNERATION

98.	(a)	The Directors shall be entitled to receive by way of remuneration for their services such sum as shall from time to time be determined by the Company in general meeting or by the Board, as the case may be, such sum (unless otherwise directed by the resolution by which it is determined) to be divided amongst the Directors in such proportions and in such manner as they may agree, or failing agreement, equally, except that in such event any Director holding office for less than the whole of the relevant period in respect of which the remuneration is paid shall only rank in such division in proportion to the time during such period for which he has held office. Such remuneration shall be in addition to any other remuneration to which a Director who holds any salaried employment or office in the Company may be entitled by reason of such employment or office.

(b)	Payment to any Director or past Director of any sum by way of compensation for loss of office or as consideration for or in connection with his retirement from office (not being a payment to which the Director is contractually entitled) must first be approved by the Company in general meeting.

DIRECTORS’ EXPENSES

99.	The Directors shall be entitled to be paid all expenses, including travel expenses, reasonably incurred by them in or in connection with the performance of their duties as Directors including their expenses of travelling to and from Board meetings, committee meetings or general meetings or otherwise incurred whilst engaged on the business of the Company or in the discharge of their duties as Directors.

SPECIAL REMUNERATION

100.	The Board may grant special remuneration to any Director, who shall perform any special or extra services at the request of the Company. Such special remuneration may be made payable to such Director in addition to or in substitution for his ordinary remuneration as a Director, and may be made payable by way of salary, commission or participation in profits or otherwise as may be agreed.

WHEN OFFICE OF DIRECTOR TO BE VACATED

101.	The office of a Director shall be vacated:

(i)	if the Director gives notice in writing to the Company that such Director resigns the office of Director;

(ii)	if an order is made by any competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs and the Board resolves that his office be vacated;

(iii)	if, without leave, he is absent from meetings of the Board for a continuous period of 12 months, and the Board resolves that his office be vacated;

(iv)	if he becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors generally;

(v)	if he ceases to be or is prohibited from being a Director by law or by virtue of any provisions in these Articles;

(vi)	if he shall be removed from office by notice in writing served upon him signed by not less than three-fourths in number (or, if that is not a round number, the nearest lower round number) of the Directors (including himself) then in office; or

(vii)	if he shall be removed from office by an ordinary resolution of the members of the Company pursuant to Article 107.

DIRECTORS’ INTERESTS

102.	A Director may:

(i)	hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine. Any remuneration (whether by way of salary, commission, participation in profits or otherwise) paid to any Director in respect of any such other office or place of profit shall be in addition to any remuneration provided for by or pursuant to any other Article;

(ii)	act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm may be remunerated for professional services as if he were not a Director;

(iii)	continue to be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company promoted by the Company or in which the Company may be interested as a vendor, shareholder or otherwise and, unless otherwise agreed, no such Director shall be accountable for any remuneration, profits or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of or from his interests in any such other company. Subject as otherwise provided by these Articles the Directors may exercise or cause to be exercised the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as Directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, joint managing directors, deputy managing directors, executive directors, managers or other officers of such company) or voting or providing for the payment of remuneration to the director, managing director, joint managing director, deputy managing director, executive director, manager or other officers of such other company and any Director may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or about to be, appointed a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer of such other company, and that as such he is or may become interested in the exercise of such voting rights in manner aforesaid.

103.	Subject to the Act and to these Articles, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company or the Members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established provided that such Director shall disclose the nature of his interest in any contract or arrangement in which he is interested in accordance with Article 104 herein.

104.	A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested. For the purposes of this Article, a general notice to the Board by a Director to the effect that

(i)	he is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with that company or firm; or

(ii)	he is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with a specified person who is connected with him;

shall be deemed to be a sufficient declaration of interest under this Article in relation to any such contract or arrangement, provided that no such notice shall be effective unless either it is given at a meeting of the Board or the Director takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given.

Following a declaration being made pursuant to the last preceding two Articles, subject to any separate requirement for Audit Committee approval under applicable law or the listing rules of the Company’s Designated Stock Exchange, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

APPOINTMENT AND REMOVAL OF DIRECTORS

POWER TO FIX, INCREASE OR REDUCE THE NUMBER OF DIRECTORS TO APPOINT DIRECTORS

105.	The members may from time to time by ordinary resolution fix, increase or reduce the number of Directors but so that the number of Directors shall not be less than two Directors. Subject to the Articles and the Act, the members may by ordinary resolution elect any person to be a Director either to fill a casual vacancy or as an addition to the existing Board.

BOARD MAY FILL VACANCIES/APPOINT ADDITIONAL DIRECTORS

106.	The Board shall have power from time to time and at any time to appoint any person as a Director either to fill a casual vacancy or as an addition to the Board. Any Director so appointed shall hold office only until the first annual general meeting of the Company after his appointment and shall then be eligible for re-election at that meeting provided that any Director who so retires shall not be taken into account in determining the number of Directors who are to retire at such meeting by rotation pursuant to Article 109.

POWER TO REMOVE DIRECTOR BY ORDINARY RESOLUTION

107.	(a)	The members may by ordinary resolution at any time remove any Director (including a managing Director or executive Director) before the expiration of his term of office notwithstanding anything in these Articles or in any agreement between the Company and such Director and may by ordinary resolution elect another person in his stead.

(b)	Nothing in this Article should be taken as depriving a Director removed under any provisions of this Article of compensation or damages payable to him in respect of the termination of his appointment as Director or of any other appointment or office as a result of the termination of his appointment as Director or as derogatory from any power to remove a Director which may exist apart from the provision of this Article.

REGISTER OF DIRECTORS AND

NOTIFICATION OF CHANGES TO REGISTRAR

108.	The Company shall keep at its office a register of directors containing their names and addresses and occupations and any other particulars of the Directors required by the Act and shall from time to time notify to the Registrar of Companies of the Cayman Islands any change that takes place in relation to such Directors as required by the Act.

ROTATION OF DIRECTORS

ROTATION AND RETIREMENT OF DIRECTORS

109.	At each annual general meeting, one-third of the Directors for the time being, or, if their number is not three or a multiple of three, then the number nearest to, but not less than, one-third, shall retire from office by rotation. The Directors to retire in every year shall be those who have been longest in office since their last election but as between persons who became Directors on the same day those to retire shall (unless they otherwise agree between themselves) be determined by lot. A retiring Director shall retain office until the close of the meeting at which he retires, and shall be eligible for re-election thereat.

MEETING TO FILL UP VACANCIES

110.	The Company at any general meeting at which any Directors retire in manner aforesaid may fill the vacated office by electing a like number of persons to be Directors.

RETIRING DIRECTORS TO REMAIN IN OFFICE TILL SUCCESSORS APPOINTED

111.	If at any general meeting at which an election of Directors ought to take place, the places of the retiring Directors are not filled, the retiring Directors or such of them as have not had their places filled shall be deemed to have been re-elected and shall, if willing, continue in office until the next annual general meeting and so on from year to year until their places are filled, unless:

(a)	it shall be determined at such meeting to reduce the number of Directors; or

(b)	it is expressly resolved at such meeting not to fill up such vacated offices; or

(c)	a resolution for the re-election of such Directors is put to the meeting and lost.

POWERS OF DIRECTORS

GENERAL POWERS OF COMPANY VESTED IN BOARD

112.	(a)	The management of the business of the Company shall be vested in the Board which, in addition to the powers and authorities by these Articles expressly conferred upon it, may exercise all such powers and do all such acts and things as may be exercised or done or approved by the Company and are not hereby or by the Act expressly directed or required to be exercised or done by the Company in general meeting, but subject nevertheless to the provisions of the Act and of these Articles and to any resolution from time to time passed by the Company in general meeting not being inconsistent with such provisions or these Articles, provided that no resolution so passed shall invalidate any prior act of the Board which would have been valid if such regulation had not been made.

(b)	Without prejudice to the general powers conferred by these Articles, it is hereby expressly declared that the Board shall have the following powers:

(i)	to give to any person the right or option of requiring at a future date that an allotment shall be made to him of any share at par or at such premium as may be agreed; and

(ii)	to give to any Directors, officers or employees of the Company an interest in any particular business or transaction or participation in the profits thereof or in the general profits of the Company either in addition to or in substitution for a salary or other remuneration.

PROCEEDINGS OF DIRECTORS

ALTERNATE DIRECTORS

113.	Any Director may in writing appoint another person to be his alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be authorised to sign such written resolutions where they have been signed by the appointing Director, and to act in such Director’s place at any meeting of the Directors. Every such alternate shall be entitled to attend and vote at meetings of the Directors as the alternate of the Director appointing him and where he is a Director to have a separate vote in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall not be an officer solely as a result of his appointment as an alternate other than in respect of such times as the alternate acts as a Director. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

114.	Any Director may appoint any Person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

MEETINGS OF DIRECTORS/QUORUM ETC.

115.	The Board may meet together for the despatch of business, adjourn and otherwise regulate its meetings and proceedings as it thinks fit in any part of the world. A majority of the Directors then in office on the Board or a committee thereof shall be a quorum for meetings of the Board or such committee, respectively. A meeting of the Board or any committee of the Board may be held by means of a telephone or tele-conferencing or any other telecommunications facility provided that all participants are thereby able to communicate contemporaneously by voice with all other participants and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. A Director may be represented at any meetings of the Board or a committee thereof by a proxy appointed in writing by such Director. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

CONVENING OF BOARD MEETING; NOTICE

116.	A Director may, and on request of a Director the Secretary shall, at any time summon a meeting of the Board. Notice thereof shall be deemed to be duly given to a Director if it is given to such Director verbally (in person or by telephone) or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form at such Director’s last known address or any other address given by such Director to the Company for this purpose not less than twenty-four hours in advance of the time of the meeting for which notice is being given.

HOW QUESTIONS TO BE DECIDED

117.	Questions arising at any meeting of the Board shall be decided by a majority of votes, and in case of an equality of votes the Chairman shall have a second or casting vote.

CHAIRMAN

118.	The Board may elect a Chairman of its meetings and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within 15 minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

POWER OF MEETING

119.	A meeting of the Board for the time being at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions by or under these Articles for the time being vested in or exercisable by the Board generally.

POWER TO APPOINT COMMITTEE AND TO DELEGATE

120.	The Board may delegate any of its powers to committees consisting of such member or members of the Board as the Board thinks fit, and it may from time to time revoke such delegation or revoke the appointment of and discharge any committees either wholly or in part, and either as to persons or purposes, but every committee so formed shall in the exercise of the powers so delegated conform to any regulations that may from time to time be imposed upon it by the Board.

ACTS OF COMMITTEE TO BE OF SAME EFFECT AS ACT OF DIRECTORS

121.	All acts done by any such committee in conformity with such regulations and in fulfilment of the purposes for which it is appointed, but not otherwise, shall have the like force and effect as if done by the Board, and the Board shall have power, with the consent of the Company in general meeting, to remunerate the members of any such committee, and charge such remuneration to the current expenses of the Company.

PROCEEDINGS OF COMMITTEE

122.	(a)	The meetings and proceedings of any such committee consisting of two or more members of the Board shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Board so far as the same are applicable thereto and are not replaced by any regulations imposed by the Board pursuant to Article 120.

MINUTES OF PROCEEDINGS OF MEETINGS AND DIRECTORS

(b)	The Board shall cause minutes to be made of:

(i)	all appointments of officers made by the Board;

(ii)	the names of the Directors present at each meeting of the Board and of committees appointed pursuant to Article 120;

(iii)	all declarations made or notices given by any Director of his interest in any contract or proposed contract or of his holding of any office or property whereby any conflict of duty or interest may arise; and

(iv)	all resolutions and proceedings at all meetings of the Company and of the Board and of such committees.

Any such minutes shall be prima facie evidence of any such proceedings if they purport to be signed by the Chairman of the meeting, by any director present at the meeting or by the Chairman of the succeeding meeting.

WHEN ACTS OF DIRECTORS OR COMMITTEE TO BE VALID NOTWITHSTANDING DEFECTS

123.	All acts bona fide done by any meeting of the Board or by a committee of Directors or by any person acting as Director shall, notwithstanding that it shall be afterwards discovered that there was some defect in the appointment of such Director or persons acting as aforesaid or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or member of such committee as the case may be.

DIRECTORS’ POWERS WHEN VACANCIES EXIST

124.	The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Director or Directors may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company but for no other purpose.

DIRECTORS’ RESOLUTIONS

125.	A resolution in writing and signed, or if transmitted by electronic mail or through the internet, electronically signed in a manner acceptable to the Chairman, by all Directors (or their respective proxies pursuant to Article 115) shall be as valid and effectual as if it had been passed at a meeting of the Board duly convened and held and may consist of several documents in like form each signed by one or more of the Directors.

MANAGERS

APPOINTMENT AND REMUNERATION OF MANAGERS

126.	The Board may from time to time appoint, as officers of the Company, a general manager, manager or managers of the Company and may fix his or their remuneration either by way of salary or commission or by conferring the right to participation in the profits of the Company or by a combination of two or more of these modes and pay the working expenses of any of the staff of the general manager, manager or managers who may be employed by him or them in connection with the conduct of the business of the Company. In furtherance of the foregoing, the Board shall be vested with the power to appoint the president, the principal financial officer and the principal operating officers of the Company or persons performing similar functions, which powers may be delegated, re-delegated or revoked at any time by a resolution adopted by the Board.

TENURE OF OFFICE AND POWERS

127.	The appointment of such general manager, manager or managers may be for such period as the Board may decide and the Board may confer upon him or them all or any of the powers of the Board as it may think fit.

TERMS AND CONDITIONS OF APPOINTMENT

128.	Subject to Article 126, the Board may enter into such agreement or agreements with any such general manager, manager or managers upon such terms and conditions in all respects as the Board may in its absolute discretion think fit, including a power for such general manager, manager or managers to appoint an assistant manager or managers or other employees whatsoever under them for the purpose of carrying on the business of the Company.

SECRETARY

APPOINTMENT OF SECRETARY

129.	The Board may appoint a Secretary for such term, at such remuneration and upon such conditions as it may think fit, and any Secretary so appointed may be removed by the Board. Anything by the Act or these Articles required or authorised to be done by or to the Secretary, if the office is vacant or there is for any other reason no Secretary capable of acting, may be done by or to any assistant or deputy Secretary appointed by the Board, or if there is no assistant or deputy Secretary capable of acting, by or to any officer of the Company authorised generally or specifically in that behalf by the Board.

SAME PERSON NOT TO ACT IN TWO CAPACITIES AT ONCE

130.	A provision of the Act or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as or in place of the Secretary.

GENERAL MANAGEMENT AND USE OF THE SEAL

CUSTODY AND USE OF SEAL

131.	The Board shall provide for the safe custody of the seal which shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that behalf, and every instrument to which such seal shall be affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Board for the purpose. The securities seal which shall be a facsimile of the common seal with the word “Securities” engraved thereon shall be used exclusively for sealing securities issued by the Company and for sealing documents creating or evidencing securities so issued. The Board may either generally or in any particular case resolve that the securities seal or any signatures or any of them may be affixed to certificates for shares, warrants, debentures or any other form of security by facsimile or other mechanical means specified in such authority or that any such certificates sealed with the securities seal need not be signed by any person. Every instrument to which the seal is affixed as aforesaid shall, as regards all persons dealing in good faith with the Company, be deemed to have been affixed to that instrument with the authority of the Directors previously given.

DUPLICATE SEAL

132.	The Company may have a duplicate seal for use outside of the Cayman Islands as and where the Board shall determine, and the Company may by writing under the seal appoint any agents or agent, committees or committee abroad to be the agents of the Company for the purpose of affixing and using such duplicate seal and they may impose such restrictions on the use thereof as may be thought fit. Wherever in these Articles reference is made to the seal, the reference shall, when and so far as may be applicable, be deemed to include any such duplicate seal as aforesaid.

POWER TO APPOINT ATTORNEY

133.	(a)	The Board may from time to time and at any time, by power of attorney (whether under seal or under hand), appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

EXECUTION OF DEEDS BY ATTORNEY

(b)	An attorney appointed under paragraph (a) above may be empowered, either generally or in respect of any specified matter, to execute deeds and instruments on behalf of the Company in any part of the world and to enter into contracts and sign the same on behalf of the Company and every deed executed by such attorney on behalf of the Company shall bind the Company and have the same effect as if it were executed by the Company.

REGIONAL OR LOCAL BOARDS

134.	The Board may establish any committees, regional or local boards or agencies for managing any of the affairs of the Company, either in the Cayman Islands, Hong Kong, the People’s Republic of China or elsewhere, and may appoint any persons to be members of such committees, regional or local boards or agencies and may fix their remuneration, and may delegate to any committee, regional or local board or agent any of the powers, authorities and discretions vested in the Board (other than its powers to make calls and forfeit shares), with power to sub-delegate, and may authorise the members of any local board or any of them to fill any vacancies therein and to act notwithstanding vacancies, and any such appointment or delegation may be upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

POWER TO ESTABLISH PENSION FUNDS AND EMPLOYEE SHARE OPTION SCHEMES

135.	The Board may establish and maintain or procure the establishment and maintenance of any contributory or non-contributory pension or provident or superannuation funds or (with the sanction of an ordinary resolution) employee or executive share option schemes for the benefit of, or give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or of any of its Affiliates, or who are or were at any time directors or officers of the Company or of any of its Affiliates, and holding or who have held any salaried employment or office in the Company or such other company, and the wives, widows, families and dependents of any such persons. The Board may also establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid, and may make payments for or towards the insurance of any such persons as aforesaid, and subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. The Board may do any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid. Any Director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

CAPITALISATION OF RESERVES

POWER TO CAPITALISE

136.	The Company in general meeting may upon the recommendation of the Board by ordinary resolution resolve that it is desirable to capitalise all or any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or funds or to the credit of the profit and loss account or otherwise available for distribution (and not required for the payment or provision of dividend on any shares with a preferential right to dividend) and accordingly that such sums be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportion on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares, debentures or other securities of the Company to be allotted and distributed credited as fully paid up to and amongst such members in proportion aforesaid or partly in one way and partly in the other, and the Board shall give effect to such resolution, provided that a share premium account and a capital redemption reserve and any reserve or fund representing unrealised profits may, for the purposes of this Article, only be applied in paying up unissued shares to be issued to members of the Company as fully paid up shares or paying up calls or instalments due or payable on partly paid securities of the Company subject always to the provisions of the Act.

EFFECT OF RESOLUTION TO CAPITALISE

137.	(a)	Wherever such a resolution as referred to in Article 136 shall have been passed the Board shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid up shares, debentures or other securities, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Board:

(i)	to make such provision by the issue of fractional certificates or by payment in cash or otherwise (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the members concerned) as they think fit in cases where shares, debentures or other securities become distributable in fractions;

(ii)	to exclude the right of participation or entitlement of any member with a registered address outside any territory where in the absence of a registration statement or other special or onerous formalities the circulation of an offer of such right or entitlement would or might be unlawful or where the Board consider the costs, expense or possible delays in ascertaining the existence or extent of the legal and other requirements applicable to such offer or the acceptance of such offer out of proportion to the benefits of the Company; and

(iii)	to authorise any person to enter on behalf of all members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares, debentures or other securities to which they may be entitled upon such capitalisation, or, as the case may require, for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

(b)	The Board may, in relation to any capitalisation sanctioned under this Article in its absolute discretion specify that, and in such circumstances and if directed so to do by a member or members entitled to an allotment and distribution credited as fully paid up of unissued shares or debentures in the Company pursuant to such capitalisation, shall allot and distribute credited as fully paid up the unissued shares, debentures or other securities to which that member is entitled to such person or persons as that member may nominate by notice in writing to the Company, such notice to be received not later than the day for which the general meeting of the Company to sanction the capitalisation is convened.

DIVIDENDS AND RESERVES

POWER TO DECLARE DIVIDENDS

138.	(a)	Subject to the Act and these Articles, the Company in general meeting of members or by Board resolutions may declare dividends in any currency but no dividends shall exceed the amount recommended by the Board. All shares shall rank pari passu with regard to all distributions by way of dividend or otherwise. At any and every time the Board declare dividends, Class A Ordinary Shares and Class B Ordinary Shares shall have identical rights in the dividends so declared.

(b)	The dividends, interest and bonuses and any other benefits and advantages in the nature of income receivable in respect of the Company’s investments, and any commissions, trusteeship, agency, transfer and other fees and current receipts of the Company shall, subject to the payment there out of the expenses of management, interest upon borrowed money and other expenses which in the opinion of the Board are of a revenue nature, constitute the profits of the Company available for distribution.

BOARD’S POWER TO PAY INTERIM DIVIDENDS

139.	(a)	The Board may from time to time, subject to the Act, pay to the members such interim dividends as appear to the Board to be justified by the profits of the Company and, in particular (but without prejudice to the generality of the foregoing), if at any time the share capital of the Company is divided into different classes, the Board may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferential rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend and provided that the Board acts bona fide, the Board shall not incur any responsibility to the holders of shares conferring any preferential rights.

(b)	The Board may also pay half-yearly or at other intervals to be selected by it any dividend which may be payable at a fixed rate if the Board is of the opinion that the profits available for distribution justify the payment.

POWERS OF DIRECTORS TO DECLARE AND PAY SPECIAL DIVIDENDS

(c)	The Board may in addition from time to time, subject to the Act, declare and pay special dividends on shares of any class of such amounts and on such dates as they think fit, and the provisions of paragraph (a) as regards the powers and the exemption from liability of the Board as relate to declaration and payment of interim dividends shall apply, mutatis mutandis, to the declaration and payment of any such special dividends.

DIVIDENDS NOT TO BE PAID OUT OF CAPITAL

140.	No dividend shall be declared or payable except out of the profits and reserves of the Company or other accounts lawfully available for distribution including share premium. No dividend shall carry interest against the Company.

SCRIP DIVIDENDS

141.	(a)	Whenever the Board or the Company in general meeting has resolved that a dividend be paid or declared on the share capital of the Company, the Board may further resolve:

AS TO CASH ELECTION

(i)	that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the members entitled thereto will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment. In such case, the following provisions shall apply:

(aa)	the basis of any such allotment shall be determined by the Board;

(bb)	the Board, after determining the basis of allotment, shall give not less than two weeks’ notice in writing to the members of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(cc)	the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded;

(dd)	the dividend (or that part of the dividend to be satisfied by the allotment of shares as aforesaid) shall not be payable in cash on shares in respect whereof the cash election has not been duly exercised (“the non-elected shares”) and in satisfaction thereof shares shall be allotted credited as fully paid to the holders of the non-elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company or any part of any of the Company’s reserve accounts (including any special account, share premium account and capital redemption reserve (if there be any such reserve)) or profit or loss account or amounts otherwise available for distribution as the Board may determine, a sum equal to the aggregate nominal amount of the shares to be allotted on such basis and apply the same in paying up in full the appropriate number of shares for allotment and distribution to and amongst the holders of the non-elected shares on such basis;

AS TO SCRIP ELECTION

(ii)	that members entitled to such dividend shall be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as the Board may think fit. In such case, the following provisions shall apply:

(aa)	the basis of any such allotment shall be determined by the Board;

(bb)	the Board, after determining the basis of allotment, shall give not less than two weeks’ notice in writing to members of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(cc)	the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded;

(dd)	the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on shares in respect whereof the share election has been duly exercised (“the elected shares”) and in lieu thereof shares shall be allotted credited as fully paid to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company’s reserve accounts (including any special account, share premium account and capital redemption reserve (if there be any such reserve)) or profit and loss account or amounts otherwise available for distribution as the Board may determine, a sum equal to the aggregate nominal amount of the shares to be allotted on such basis and apply the same in paying up in full the appropriate number of shares for allotment and distribution to and amongst the holders of the elected shares on such basis.

(b)	The shares allotted pursuant to the provisions of paragraph (a) of this Article shall be of the same class as the class of, and shall rank pari passu in all respects with the shares then held by the respective allottees save only as regards participation:

(i)	in the relevant dividend (or share or cash election in lieu thereof as aforesaid); or

(ii)	in any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneously with the payment or declaration of the relevant dividend, unless contemporaneously with the announcement by the Board of its proposal to apply the provisions of paragraph (i) or (ii) of paragraph (a) in relation to the relevant dividend or contemporaneously with its announcement of the distribution, bonus or rights in question, the Board shall specify that the shares to be allotted pursuant to the provisions of this paragraph (b) shall rank for participation in such distributions, bonuses or rights.

(c)	The Board may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of paragraph (a) with full power to the Board to make such provisions as it thinks fit in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the members concerned). The Board may authorise any person to enter into on behalf of all members interested, an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.

(d)	The Company may upon the recommendation of the Board by ordinary resolution resolve in respect of any one particular dividend of the Company that notwithstanding the provisions of paragraph (a) a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid without offering any right to members to elect to receive such dividend in cash in lieu of such allotment.

(e)	The Board may on any occasion determine that rights of election and the allotment of shares under paragraph (a) shall not be made available or made to any members with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of such rights of election or the allotment of shares would or might be unlawful, or where the Board considers the costs, expenses or possible delays in ascertaining the existence or extent of the legal and other requirements applicable to such offer or the acceptance of such offer out of proportion to the benefit of the Company, and in any such case the provisions aforesaid shall be read and construed subject to such determination.

SHARE PREMIUM AND RESERVES

142.	(a)	The Board shall establish an account to be called the share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share in the Company. The Company may apply the share premium account in any manner permitted by the Companies Act. The Company shall at all times comply with the provisions of the Companies Act in relation to the share premium account.

(b)	The Board may, before recommending any dividend, set aside out of the profits of the Company such sums as it thinks fit as a reserve or reserves which shall, at the discretion of the Board, be applicable for meeting claims on or liabilities of the Company or contingencies or for paying off any loan capital or for equalising dividends or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (including shares, warrants and other securities of the Company) as the Board may from time to time think fit, and so that it shall not be necessary to keep any reserves separate or distinct from any other investments of the Company. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute by way of dividend.

DIVIDENDS TO BE PAID IN PROPORTION TO PAID UP CAPITAL

143.	Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purpose of this Article no amount paid up on a share in advance of calls shall be treated as paid up on the share.

RETENTION OF DIVIDENDS, ETC.

144.	(a)	The Board may retain any dividends or other moneys payable on or in respect of a share upon which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

(b)	The Board may retain any dividends or other monies payable upon shares in respect of which any person is, under the provisions as to the transmission of shares hereinbefore contained, entitled to become a member, or in respect of which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

DEDUCTION OF DEBTS

(c)	The Board may deduct from any dividend or other monies payable to any member all sums of money (if any) presently payable by him to the Company on account of calls, instalments or otherwise.

DIVIDEND AND CALL TOGETHER

145.	Any general meeting sanctioning a dividend may make a call on the members of such amount as the meeting resolves, but so that the call on each member shall not exceed the dividend payable to him, and so that the call be made payable at the same time as the dividend, and the dividend may, if so arranged between the Company and the member, be set off against the call.

DISTRIBUTION IN SPECIE

146.	The Board, with the sanction of the members in general meeting, may direct that any dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe securities of any other company, or in any one or more of such ways, and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient, and in particular may disregard fractional entitlements, round the same up or down or provide that the same shall accrue to the benefit of the Company, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board and may appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend and such appointment shall be effective. Where required, a contract shall be filed in accordance with the provisions of the Act and the Board may appoint any person to sign such contract on behalf of the persons entitled to the dividend and such appointment shall be effective.

EFFECT OF TRANSFER

147.	(a)	A transfer of shares shall not pass therewith the right to any dividend or bonus declared thereon before the registration of the transfer.

(b)	Any resolution declaring or resolving upon the payment of a dividend or other distribution on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Board, may specify that the same shall be payable or made to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend or other distribution shall be payable or made to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares.

RECEIPT FOR DIVIDENDS BY JOINT HOLDERS OF SHARE

148.	If two or more persons are registered as joint holders of any shares, any one of such persons may give effectual receipts for any dividends, interim and special dividends or bonuses and other moneys payable or rights or property distributable in respect of such shares.

PAYMENT BY POST

149.	(a)	Unless otherwise directed by the Board, any dividend, interest or other sum payable in cash to a holder of shares may be paid by cheque or warrant sent through the post to the registered address of the member entitled, or, in case of joint holders, to the registered address of the person whose name stands first in the register in respect of the joint holding or to such person and to such address as the holder or joint holders may in writing direct. Every cheque or warrant so sent shall be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the register in respect of such shares and shall be sent at his or their risk, and the payment of any such cheque or warrant by the bank on which it is drawn shall operate as a good discharge to the Company in respect of the dividend and/or bonus represented thereby, notwithstanding that it may subsequently appear that the same has been stolen or that any endorsement thereon has been forged.

(b)	The Company may cease sending such cheques for dividend entitlements or dividend warrants by post if such cheques or warrants have been left uncashed on two consecutive occasions. However, the Company may exercise its power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.

UNCLAIMED DIVIDEND

150.	All dividends or bonuses unclaimed for one year after having been declared may be invested or otherwise made use of by the Board for the exclusive benefit of the Company until claimed and the Company shall not be constituted a trustee in respect thereof or be required to account for any money earned thereon. All dividends or bonuses unclaimed for six years after having been declared may be forfeited by the Board and shall revert to the Company and after such forfeiture no member or other person shall have any right to or claim in respect of such dividends or bonuses.

UNTRACEABLE MEMBERS

SALE OF SHARES OF UNTRACEABLE MEMBERS

151.	(a)	The Company shall be entitled to sell any shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy or operation of law if and provided that:

(i)	all cheques or warrants, not being less than three in number, for any sums payable in cash to the holder of such shares have remained uncashed for a period of 12 years;

(ii)	the Company has not during that time or before the expiry of the three month period referred to in paragraph (iv) below received any indication of the whereabouts or existence of the member or person entitled to such shares by death, bankruptcy or operation of law;

(iii)	during the 12-year period, at least three dividends in respect of the shares in question have become payable and no dividend during that period has been claimed by the member; and

(iv)	upon expiry of the 12-year period, the Company has caused an advertisement to be published in the newspapers, giving notice of its intention to sell such shares, and a period of three months has elapsed since such advertisement.

The net proceeds of any such sale shall belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former member for an amount equal to such net proceeds.

(b)	To give effect to any sale contemplated by paragraph (a) the Company may appoint any person to execute as transferor an instrument of transfer of the said shares and such other documents as are necessary to effect the transfer, and such documents shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares or other securities in or of the Company or its holding company if any) or as the Board may from time to time think fit.

DOCUMENT DESTRUCTION

DESTRUCTION OF REGISTRABLE DOCUMENTS, ETC.

152.	The Company shall be entitled to destroy all instruments of transfer, probate, letters of administration, stop notices, powers of attorney, certificates of marriage or death and other documents relating to or affecting title to securities in or of the Company (“Registrable Documents”) which have been registered at any time after the expiration of six years from the date of registration thereof and all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation thereof and it shall conclusively be presumed in favour of the Company that every entry in the register if purporting to have been made on the basis of an instrument of transfer or Registrable Document so destroyed was duly and properly made and every instrument of transfer or Registrable Document so destroyed was a valid and effective instrument or document duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:

(a)	the provisions aforesaid shall apply only to the destruction of a document in good faith and without express notice of the Company of any claim (regardless of the parties thereto) to which the document might be relevant;

(b)	nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

(c)	references herein to the destruction of any document include references to the disposal thereof in any manner.

Notwithstanding any provision contained in these Articles, the Directors may, if permitted by applicable law, authorise the destruction of any documents referred to in this Article or any other documents in relation to share registration which may have been microfilmed or electronically stored by the Company or by the share registrar on its behalf provided always that this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim.

ANNUAL RETURNS AND FILINGS

ANNUAL RETURNS AND FILINGS

153.	The Board shall make the requisite annual returns and any other requisite filings in accordance with the Act.

ACCOUNTS

ACCOUNTS TO BE KEPT

154.	The Board shall cause to be kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions and otherwise in accordance with the Act.

WHERE ACCOUNTS ARE TO BE KEPT

155.	The books of account shall be kept at the Company’s principal place of business or, subject to the provisions of the Act, at such other place or places as the Board thinks fit and shall always be open to the inspection of the Directors.

INSPECTION BY MEMBERS

156.	The Board shall from time to time determine whether, to what extent, at what times and places and under what conditions or regulations, the accounts and books of the Company, or any of them, shall be open to the inspection of the members (other than officers of the Company) and no member shall have any right of inspecting any accounts or books or documents of the Company except as conferred by the Act or any other relevant law or regulation or as authorised by the Board or by the Company in general meeting.

AUDIT

APPOINTMENT AND REMUNERATION OF AUDITORS

157.	Subject to applicable law and rules of the Designated Stock Exchange, the Board may appoint an Auditor, who shall hold office until removed from office by a resolution of the Board, to audit the accounts of the Company. The remuneration of the Auditor shall be determined by the Audit Committee or, in the absence of such an Audit Committee, by the Board. No person may be appointed as the, or an, Auditor, unless he is independent of the Company. The Board shall fill any casual vacancy in the office of Auditor but while any such vacancy continues the surviving or continuing Auditor or Auditors, if any, may act.

AUDITORS

158.	The Auditors shall audit the profit and loss account and balance sheet of the Company in each year and shall prepare a report thereon to be annexed thereto. The Auditors shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto; and he may call on the Directors or officers of the Company for any information in their possession relating to the books or affairs of the Company.

NOTICES

SERVICE OF NOTICES

159.	(a)	Any notice or document (including a share certificate) may be served by the Company and any notices may be served by the Board on any member either personally or by sending it to such member at his registered address as appearing in the Register of Members or (in the case of notice) by advertisement published in the newspapers or by electronic means by transmitting it to any electronic number or address or website supplied by the member to the Company or by placing it on the Company’s Website. For the purposes of this Article, a notice may be sent by letter mail, courier service, cable, telex, telecopier, facsimile, electronic mail, through the Internet or other mode of representing words in a legible form. In the case of joint holders of a share, all notices shall be given to that holder for the time being whose name stands first in the register and notice so given shall be sufficient notice to all the joint holders.

(b)	Notice of every general meeting shall be given in any manner hereinbefore authorised to:

(i)	every person shown as a member in the Register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of members;

(ii)	every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a member of record where the member of record but for his death or bankruptcy would be entitled to receive notice of the meeting; and

(iii)	each Director.

No other person shall be entitled to receive notices of general meetings.

WHEN NOTICE DEEMED TO BE SERVED

160.	Any notice or document sent by post shall be deemed to have been served on the day following that on which it is put into a post office situated within Hong Kong and in proving such service it shall be sufficient to prove that the envelope or wrapper containing the notice or document was properly prepaid, addressed and put into such post office and a certificate in writing signed by the Secretary or other person appointed by the Board that the envelope or wrapper containing the notice or document was so addressed and put into such post office shall be conclusive evidence thereof. Any notice delivered or left at a registered address otherwise than by post shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic mail, through the Internet, or such other method as the case may be. Any notice served by advertisement shall be deemed to have been served on the day of issue of the official publication and/ or newspaper(s) in which the advertisement is published (or on the last day of issue if the publication and/or newspaper(s) are published on different dates). Any notice given by electronic means as provided herein shall be deemed to have been served on the day on which it is successfully transmitted.

SERVICE OF NOTICE TO PERSONS ENTITLED ON DEATH, MENTAL DISORDER OR BANKRUPTCY OF A MEMBER

161.	A notice may be given by the Company to the person or persons entitled to a share in consequence of the death, mental disorder or bankruptcy of a member by sending it through the post in a prepaid letter addressed to him or them by name, or by the title of representative of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, within Hong Kong supplied for the purpose by the person claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death, mental disorder or bankruptcy had not occurred.

TRANSFEREE BOUND BY PRIOR NOTICES

162.	Any person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by every notice in respect of such share which prior to his name and address being entered on the register shall have been duly given to the person from whom he derives his title to such share.

NOTICE VALID THOUGH MEMBER DECEASED

163.	Any notice or document delivered or sent by post or left at the registered address of any member otherwise than by post in pursuance of these Articles, shall notwithstanding that such member be then deceased and whether or not the Company has notice of his death be deemed to have been duly served in respect of any registered shares whether held solely or jointly with other persons by such member until some other person be registered in his stead as the holder or joint holder thereof, and such service shall for all purposes of these Articles be deemed a sufficient service of such notice or document on his personal representatives and all persons (if any) jointly interested with him in any such shares.

HOW NOTICE TO BE SIGNED

164.	The signature to any notice to be given by the Company may be written or printed by means of facsimile or by electronic means.

INFORMATION

MEMBER NOT ENTITLED TO INFORMATION

165.	No member shall be entitled to require discovery of or any information in respect of any detail of the Company’s trading or any matter which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the members or the Company to communicate to the public.

DIRECTORS ENTITLED TO DISCLOSE INFORMATION

166.	The Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its members including, without limitation, information contained in the register of members and transfer books of the Company.

167.	The Directors, or any authorised service providers (including the officers, the secretary and the registered office agent of the Company), shall be entitled to disclose to any regulatory or judicial authority, or to any stock exchange on which the Shares may from time to time be listed, any information regarding the affairs of the Company including, without limitation, information contained in the Register and books of the Company, that such regulatory or judicial authority or stock exchange is lawfully entitled to require, provided that the disclosing person, other than the Board, shall (i) promptly notify the Company (to the extent legally permissible) prior to such disclosure of the existence, terms and circumstances surrounding such requirement to allow the Company to contest such disclosure, seek a protective order or other appropriate remedy or to agree the timing and content of such disclosure, (ii) consult with the Company on the advisability of taking legally available steps to resist or narrow such requirement and cooperate with the Company and take such steps as the Company may reasonably require to prevent or minimize the disclosure, and (iii) if disclosure of such information is required, to furnish only that portion of the information which the disclosing person is required to disclose in compliance with such requirement and cooperate with any action by the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment, as requested by the Company, will be accorded to the disclosed information.

WINDING UP

POWER TO DISTRIBUTE ASSETS IN SPECIE FOLLOWING LIQUIDATION

168.	Subject to the Act, the Company may by special resolution resolve that the Company be wound up voluntarily. If the Company shall be wound up (whether the liquidation is voluntary, under supervision or by the court), the liquidator may, with the authority of a special resolution of the Company and any other sanction required by the Act divide among the members in specie or kind the whole or any part of the assets of the Company (whether the assets shall consist of property of one kind or shall consist of properties of different kinds) and may for such purpose set such value as he deems fair upon any property to be divided and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like authority or sanction vest the whole or any part of such assets in trustees upon such trusts for the benefit of the members as the liquidator, with the like authority or sanction and subject to the Act, shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no member shall be compelled to accept any assets, shares or other securities in respect of which there is a liability.

DISTRIBUTION OF ASSETS IN LIQUIDATION

169.	If the Company shall be wound up, and the assets available for distribution amongst the members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution amongst the members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. This Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

INDEMNITIES

INDEMNITIES OF DIRECTORS AND OFFICERS

170.	(a)	The Directors, Secretary and other officers for the time being of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and every one of their heirs, executors and administrators, shall be indemnified and secured harmless to the fullest extent permissible by applicable law out of the assets and profits of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

(b)	Each Member agrees to the fullest extent permissible by applicable law to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any Director on account of any action taken by such Director, or the failure of such Director to take any action in the performance of his duties with or for the Company, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director.

FINANCIAL YEAR

FINANCIAL YEAR

171.	The financial year of the Company shall be prescribed by the Board and may, from time to time, be changed by it. Unless the Board otherwise prescribe, the financial year of the Company shall end on 31st December in each year and shall begin on 1st January in each year.

AMENDMENT OF MEMORANDUM AND ARTICLES

AMENDMENT OF MEMORANDUM AND ARTICLES

172.	Subject to the Act, the Company may at any time and from time to time by special resolution alter or amend the Memorandum and these Articles in whole or in part.

EXCLUSIVE FORUM

EXCLUSIVE FORUM

173.	Unless the Company consents in writing to the selection of an alternative forum, the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States, regardless of whether such legal suit, action, or proceeding also involves parties other than the Company. Any person or entity purchasing or otherwise acquiring any Share or other securities in the Company, or purchasing or otherwise acquiring ADSs issued pursuant to deposit agreements, shall be deemed to have notice of and consented to the provisions of this Article. Without prejudice to the foregoing, if the provision in this Article is held to be illegal, invalid or unenforceable under applicable law, the legality, validity or enforceability of the rest of these Articles shall not be affected and this Article shall be interpreted and construed to the maximum extent possible to apply in the relevant jurisdiction with whatever modification or deletion may be necessary so as best to give effect to the intention of the Company.